As filed with the Securities and Exchange Commission on July 31, 2015

Registration No. 333-195983

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

To

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Excel Trust, Inc.

(BRE Retail Centers Corp as successor by merger to Excel Trust, Inc.)

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-1493212
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(858) 613-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary B. Sabin

Chief Executive Officer

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(858) 613-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copy to:

Brian M. Stadler, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-195983) (the “Registration Statement”) of Excel Trust, Inc., a Maryland corporation (the “Company”), which was filed with the Securities and Exchange Commission on May 15, 2014.

On July 31, 2015, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 9, 2015, among the Company, BRE Retail Centers Holdings LP, a Delaware limited partnership, BRE Retail Centers Corp, a Maryland corporation (“Merger Sub”), BRE Retail Centers LP, a Delaware limited partnership and Excel Trust, L.P., a Delaware limited partnership, the Company merged with and into Merger Sub, with Merger Sub continuing as the surviving company in the merger (the “Merger”).

As a result of the Merger, any and all offerings of securities registered pursuant to the Registration Statement have been terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement but unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 31, 2015.

BRE RETAIL CENTERS CORP
(as successor by merger to Excel Trust, Inc.)

By:	/s/ James Y. Nakagawa
Name:	James Y. Nakagawa
Title:	Chief Financial Officer